                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ] Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

                              WESTECH CAPITAL CORP.
                              ---------------------
               Name of the Registrant as Specified In Its Charter


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:


2.       Aggregate number of securities to which transaction applies:


3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.       Proposed maximum aggregate value of transaction:


5.       Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:
         ......................................................................

2.       Form, Schedule or Registration Statement No.:
         ......................................................................

3.       Filing Party:
         ......................................................................

4.       Date Filed:
         ......................................................................

                              WESTECH CAPITAL CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 12, 2002



Dear Westech Stockholder:

         You are cordially invited to join us at the 2002 Annual Meeting of Stockholders to be held at our corporate offices located at 2700 Via Fortuna, Suite 400, Austin, Texas at four o'clock p.m., CST, on June 12, 2002. The annual meeting is being held for the following purposes:

         1.       To elect four (4) directors;

         2. To consider and vote upon a proposal to authorize an amendment to our certificate of incorporation to decrease the total number of shares of common stock which the company has the authority to issue from 50,000,000 to 10,000,000;

         3.       To ratify KPMG LLP as independent auditors of our company; and

         4. To transact such other business that may properly come before the meeting.

         Enclosed with this proxy statement are your voting instructions and the annual report. Stockholders of record at the close of business on May 24, 2002, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

         We know that it is not practical for most stockholders to attend the annual meeting in person. Whether or not you plan to attend the meeting, we strongly encourage you to designate the proxies shown on the enclosed card to vote your shares. We are pleased to offer you the option of voting by mail for designating the proxies and indicating your voting preferences. To do so, you may simply complete, sign, date and return by mail the enclosed proxy card.

         I would like to take this opportunity to remind you that your vote is important.

         By Order of the Board of Directors,


         /s/ CHARLES H. MAYER


         Charles H. Mayer
         President and Chief Operating Officer



         May 24, 2002
         Austin, Texas

                              QUESTIONS AND ANSWERS

Q:       WHAT AM I VOTING ON?

A:       Three proposals. Item numbers refer to item numbers on the proxy card.

         Item 1 To elect four (4) directors;

         Item 2 To consider and vote upon a proposal to authorize an amendment to our certificate of incorporation to decrease the total number of shares of common stock which the company has the authority to issue from 50,000,000 to 10,000,000;

         Item 3 To ratify KPMG LLP as independent auditors of the company; and

         Item 4 To transact such other business that may properly come before the meeting.

Q:       WHO CAN VOTE?

A: All stockholders of record at the close of business on May 24, 2002 are entitled to vote. Holders of our common stock are entitled to one vote per share. Fractional shares may not be voted. All shares of common stock will vote together as one class.

Q:       WHO CAN ATTEND THE MEETING?

A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

Q:       HOW DO I VOTE?

A: You may vote by mail by completing, dating and mailing the proxy card. If you vote by mail, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. You may also vote in person by attending the meeting and casting your vote.

Q:       WHAT HAPPENS IF I DO NOT INDICATE MY PREFERENCE FOR ONE OF THE ITEMS?

A: If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for director (Item 1). If you leave Item 2 blank, the proxies will vote FOR the approval of the amendment to our Certificate of Incorporation to decrease the total number of shares of common stock which the company has to issue (Item 2). If you leave Item 3 blank, the proxies will vote FOR ratification of the appointment of KPMG LLP as the independent auditors (Item 3).

Q:       WHAT IF I VOTE AND THEN CHANGE MY MIND?

A: You can revoke your proxy by writing to us, by voting again via mail, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

Q:       WHAT CONSTITUTES A QUORUM?

A: As of the record date, May 24, 2002, there were 1,512,024 shares of common stock issued and outstanding. Each share is entitled to one vote. The presence, in person or by proxy, of a majority of the shares entitled to vote constitutes a quorum for adopting the proposals at the meeting. If you have properly designated the proxies and indicated your voting preferences by mail, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

Q:       IS MY VOTE CONFIDENTIAL?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential except in certain circumstances where it is important to protect our interests and our stockholders. Generally, only the inspectors of election processing the votes will have access to your name. They will not disclose your name as the author of any comments you include on the proxy card unless you ask that your name be disclosed to management.

Q:       WHO WILL COUNT THE VOTES AND HOW ARE THE VOTES TREATED?

A: Our employees will tabulate the votes and act as the inspectors of election. Our employees will not be paid any additional compensation for tabulating the votes or for acting as the inspectors of election. They will treat shares represented by proxies that abstain as shares that are present and entitled to vote when determining if a quorum exists and when determining the outcome of any matter voted upon by the stockholders.

         The inspectors of election will consider shares held by brokers or nominees as shares that are present and entitled to vote when determining the presence of a quorum. These brokers and nominees do not have instructions from the beneficial owners on how to vote the shares and do not have discretionary power to decide how to vote the shares.

         The inspector will not treat the brokers' or nominees' shares as present or entitled to vote on outcome determinative matters which the brokers or nominees do not have discretionary power to vote. However, those shares are considered for quorum purposes and may be entitled to vote on other matters.

Q:       WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

A: The shares listed on the proxy card we sent to you represent all the shares of common stock held in your name (as distinguished from those held in "street" name). You will receive a separate card or cards from your broker if you hold shares in "street" name.

Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It indicates that your shares are held in more than one account, such as two brokerage accounts that are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, Corporate Stock Transfer, at
         (303) 282-4800.

Q:       WHAT ARE THE COSTS ASSOCIATED WITH THIS PROXY SOLICITATION?

A: We did not retain any outside assistance to solicit proxies from our stockholders. Some of our officers and other employees may solicit proxies personally, by telephone and by mail, but such officers and employees will not receive any additional consideration for such activities. In addition to the costs of printing and mailing the proxy statements, we will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

Q:       WHOM CAN I CALL WITH ANY QUESTIONS?

A:       You may call our transfer agent, Corporate Stock Transfer, at (303)
         282-4800.

                              WESTECH CAPITAL CORP.

                           ANNUAL STOCKHOLDERS MEETING
                                 PROXY STATEMENT

            DATE:    June 12, 2002

            TIME:    4 p.m., CST

           PLACE:    2700 Via Fortuna, Suite 400
                     Austin, Texas  78746


FIRST MAILING DATE:  We anticipate first mailing this proxy statement on
                     May 28, 2002


      RECORD DATE:   5:00 p.m., CST, May 24, 2002. If you were a stockholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. On the record date, we had 1,512,024 shares of our common stock outstanding.

           AGENDA:   1.    To elect four (4) directors;

                     2. To consider and vote upon a proposal to authorize an amendment to our certificate of incorporation to decrease the total number of shares of common stock which the company has the authority to issue from 50,000,000 to 10,000,000;

                     3. To ratify KPMG LLP as independent auditors of our company; and

                     4. To transact such other business that may properly come before the meeting.

          PROXIES: Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "FOR" the board's nominees and "FOR" agenda Items 2 and 3. The board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the board or proxy holders will vote for a person whom they believe will carry on our present policies.

            BOARD
  RECOMMENDATIONS:   YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF:

                     1.   THE ELECTION OF THE FOUR NOMINATED DIRECTORS;

                     2. AUTHORIZATION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE FROM 50,000,000 TO 10,000,000; AND

                     3.   RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

          PROXIES
     SOLICITED BY:   The board of directors.

         REVOKING
       YOUR PROXY:    You may revoke your proxy before it is voted at the
                      meeting. To revoke, either write to us and make sure we receive your letter 2 business days prior to the date of the meeting, vote again via mail and make sure we receive your vote 2 business days prior to the date of the meeting, or attend the meeting and cast your vote in person. Your last vote will be the vote that is counted.

            YOUR
         COMMENTS:    Your comments about any aspects of our business are
                      welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

--------------------------------------------------------------------------------
IF YOU PLAN TO ATTEND:
PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE TO STOCKHOLDERS. IF YOU WISH TO ATTEND, PLEASE INDICATE YOUR WISH BY CHECKING THE BOX THAT APPEARS ON THE PROXY CARD. "STREET NAME" HOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.
--------------------------------------------------------------------------------

                       PLEASE VOTE -YOUR VOTE IS IMPORTANT
IT WILL BE HELPFUL TO US IF YOU WILL READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD, AND THEN VOTE BY FILLING OUT, SIGNING AND DATING THE PROXY CARD AND RETURNING IT BY MAIL. PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                                Table of Contents


                                                                                                               Page
                                                                                                               ----
ELECTION OF DIRECTORS (Proposal No. 1).........................................................................   1
EXECUTIVE OFFICERS.............................................................................................   3
AUDIT COMMITTEE REPORT.........................................................................................   4
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION........................................................   5
PERFORMANCE GRAPH..............................................................................................   8
EXECUTIVE OFFICER COMPENSATION.................................................................................   9
OPTION GRANTS AND EXERCISES....................................................................................  10
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
   AND FISCAL YEAR END OPTION VALUES...........................................................................  10
WESTECH CAPITAL CORP. STOCK OPTION PLAN........................................................................  11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT..............................................................................................  13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................................  14
AMENDMENT TO CERTIFICATE OF INCORPORATION  TO DECREASE THE TOTAL
   NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY HAS THE
   AUTHORITY TO ISSUE FROM 50,000,000 TO 10,000,000 (Proposal No. 2)...........................................  16
SELECTION OF INDEPENDENT AUDITORS  (Proposal No. 3)............................................................  16
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE
   2003 ANNUAL MEETING.........................................................................................  17
OTHER BUSINESS.................................................................................................  17
ANNUAL REPORT..................................................................................................  17
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS.......................................................  17

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

         This section gives biographical information about our directors and describes their membership on board committees, their attendance at meetings and their compensation.

         GENERAL

         The number of directors constituting the whole board of directors is four. The board of directors has selected all four of the current directors as nominees for re-election. The term of office for each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified.

         All nominees have consented to serve as directors. The board of directors has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the board of directors may either reduce the size of the board or designate a substitute.

         REQUIRED VOTE

         If a quorum is present and voting, nominees who receive votes equal to a plurality of the shares of stock represented at the meeting will be elected. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the four nominees listed below. If a substitute nominee is named, the proxies will vote for the election of the substitute. Abstentions will have no effect on the election of the directors.

         The board of directors recommends that you vote FOR each of the four nominated directors.

         NOMINEES

         The name and certain information related to each nominee is set forth below:

         Name of Nominee            Age                       Title
         ---------------            ---                       -----
         John J. Gorman             42         Director, Chairman and Chief Executive Officer
         Charles H. Mayer           54         Director, President and Chief Operating Officer
         Barry A. Williamson        44         Director
         Clark N. Wilson            45         Director

         The information includes the age of each nominee as of the date of the meeting.

         JOHN J. GORMAN. Mr. Gorman became our Chairman of the Board of Directors and Chief Executive Officer in August 1999. He has been the Chairman and Chief Executive Officer of Tejas Securities since July 1997. Mr. Gorman has over 17 years of experience in the brokerage industry. Mr. Gorman became a principal of Tejas Securities on April 18, 1995. From 1988 until joining Tejas Securities, Mr. Gorman worked at APS Financial Inc., most recently as a Senior Vice President. Mr. Gorman served primarily in a broker capacity at APS Financial Inc., a broker-dealer in Austin, Texas. Mr. Gorman has held positions at APS Financial Inc., Landmark Group, Shearson Lehman and Dean Witter. In addition, Mr. Gorman serves on the Board of Directors of Lincoln Heritage Corporation, a publicly traded company. Mr. Gorman is the nephew of Charles H. Mayer through marriage. Mr. Gorman received his B.B.A. from Southern Methodist University in 1983.

         CHARLES H. MAYER. Mr. Mayer joined us in September 1999 as the Chief Operating Officer and a Director. Mr. Mayer became our President in December 2000. From 1995 until he joined Tejas Securities, Mr. Mayer was self-employed and managed personal investments in a number of companies not related to the securities industry. From 1990 to 1995, Mr. Mayer was the Managing Director and Chief Information Officer with CS First Boston. Other experience includes 21 years in senior positions with Morgan Stanley, Tech Partners, Salomon Brothers, Lehman Brothers and the Federal Reserve Bank of New York. Mr. Mayer earned a BBA and MBA from Seton Hall University.

         BARRY A. WILLIAMSON. Mr. Williamson became a Director in October 1999. Mr. Williamson was elected in 1992 as the 38th Texas Railroad Commissioner and served from January 1993 to January 1999. He served as the Commission's Chairman in 1995. During the late 1980's and early 1990's, Mr. Williamson served under the Bush administration at the U.S. Department of Interior as the Director of Minerals Management Service. Under President Bush, he managed mineral leases on the nation's 1.4 billion-acre continental shelf and oversaw an annual budget of almost $200 million. During the 1980's, Mr. Williamson served under the Reagan administration as a principle advisor to the U.S. Secretary of Energy in the creation and formation of a national energy policy. Mr. Williamson began his career with the firm of Turpin, Smith, Dyer & Saxe, and in 1985 established the Law Offices of Barry Williamson and founded an independent oil and gas company. Mr. Williamson graduated from the University of Arkansas with a B.A. in Political Science in 1979, and received his J.D. degree from the University of Arkansas Law School in 1982.


         CLARK N. WILSON. Mr. Wilson became a Director in October 1999. Mr. Wilson is the President and Chief Executive Officer of Clark Wilson Homes, Inc., a subsidiary of Capital Pacific Holdings. Previously, Mr. Wilson was the President of Doyle Wilson Homebuilder, Inc., serving in that position in 1992. Mr. Wilson served as Vice President of Doyle Wilson homebuilder, Inc. from 1986 to 1992. Mr. Wilson took Doyle Wilson Homebuilder, Inc. through a turbulent market and formed Clark Wilson Acceptance Corporation in 1989 as a finance corporation, personally financing over $35,000,000 of construction loans for Doyle Wilson Homebuilder, Inc. Mr. Wilson has won numerous MAX awards between 1994 and 1998, including the MAX Award for Grand Builder of the Year and best Quality Project in 1994. Mr. Wilson is a Life Member of the National Association of Homebuilders Spike Club. Mr. Wilson attended Amarillo College and the University of Texas at Austin, and has nearly twenty-five years of experience in the homebuilding industry.

         NUMBER OF MEETINGS

         The board of directors met four times in 2001. Each director attended all of the board meetings.

         STOCK OPTION COMMITTEE

         The Stock Option Committee consists of Barry A. Williamson and Clark N. Wilson. The Stock Option Committee administers our stock option plan. See "Westech Capital Corp. Stock Option Plan." The Stock Option Committee was formed on October 15, 1999, and met four times in fiscal year 2001. Messrs. Williamson and Wilson each attended all of the Stock Option Committee meetings.

         AUDIT COMMITTEE

         The Audit Committee was formed in May 2000, and consists of Barry A. Williamson and Clark N. Wilson. The Audit Committee met four times in fiscal year 2001. Messrs. Williamson and Wilson each attended all of the Audit Committee meetings. On May 18, 2001, the board of directors adopted a written charter for the Audit Committee. The Audit Committee's responsibilities include:

         o reviewing, with our independent auditors, our consolidated financial statements and internal accounting controls and the plans and results of the audit engagement;

         o        reviewing the independence of our independent auditors;

         o        reviewing the adequacy of our internal accounting controls;
                  and

         o fulfilling such other powers and duties as determined and delegated by the board of directors from time to time.

         COMPENSATION COMMITTEE

         The Compensation Committee was formed in May 2000, and consists of Barry A. Williamson and Clark N. Wilson. The Compensation Committee met three times in fiscal year 2001. Messrs. Williamson and Wilson each attended all of the Compensation Committee meetings.

         NOMINATING COMMITTEE

         We do not have a nominating committee. All of the nominees for our board to be voted on at the 2002 annual meeting have been nominated by the board of directors.

         BOARD COMPENSATION

         As part of their incentive to join the board of directors, Mr. Wilson and Mr. Williamson were each provided with options to purchase 10,000 shares of common stock. The options are exercisable at $20.00 per share and expire on October 15, 2004. The options vested in three equal installments beginning on October 15, 1999. Currently no other directors receive any form of cash or non-cash compensation for fulfilling their roles on the board of directors.

                               EXECUTIVE OFFICERS

         Our management team consists of the following personnel, in addition to the directors who also serve as officers as described above.

         Name of Officer                    Age                        Title
         ---------------                    ---                        -----
         Robert E. Gillette                 36                Secretary
         Kurt J. Rechner                    41                Chief Financial Officer and Treasurer
         John F. Garber                     32                Director of Finance

         The information includes the age of each nominee as of the date of the meeting.

         ROBERT E. GILLETTE. Mr. Gillette became Secretary and Treasurer in January 2000. Mr. Gillette served as our Treasurer until September 2000. Mr. Gillette joined Tejas Securities in March 1998 as Senior Vice President and manager of the Atlanta branch office. Prior to joining Tejas Securities, Mr. Gillette was a Vice President at Marion Bass Securities from April 1996 to December 1997, a Vice President at Addison Securities from November 1994 to April 1996, a Vice President at the GMS Group from July 1994 to November 1994 and a Vice President at APS Financial Inc. from December 1993 to July 1994. Mr. Gillette graduated from the University of Georgia with a B.A. in Political Science in 1988 and received his J.D. degree with honors from the Atlanta Law School in 1993.

         KURT J. RECHNER, CPA, CFA. Mr. Rechner became our Chief Financial Officer in January 2000 and our Treasurer in September 2000. Mr. Rechner has spent the past 20 years in the financial services industry. Prior to joining Tejas Securities, Mr. Rechner was employed from 1997 through 1999 as an Executive Vice President, Finance & Operations, CFO for Xerox Federal Credit Union. From May 1995 to 1997 Mr. Rechner was the Chief Executive Officer for Prism Capital Management, LLC, which managed a global fixed income hedge fund. From 1990 through May 1995, Mr. Rechner was the Senior Vice President of Accounting and Finance for Security Service Federal Credit Union. Mr. Rechner earned a B.S. in Business Administration from the University of Illinois in 1984 and an M.B.A. from Trinity University in 1985. Mr. Rechner also holds the professional designations of Certified Public Accountant and Chartered Financial Analyst.

         JOHN F. GARBER, CPA. Mr. Garber became our Director of Finance in August 1999. Mr. Garber joined Tejas Securities in October 1998 as Director of Finance. From April 1999 until joining Tejas Securities, Mr. Garber was employed as the Controller for Loewenbaum & Co. Inc., an Austin based broker-dealer. Prior to joining Loewenbaum & Co., Inc. in April 1998, he was employed by KPMG LLP from 1995 to 1998 as a supervising auditor in the financial assurance department. Mr. Garber graduated from the University of Florida in 1992 with a B.S.B.A. in Finance. Mr. Garber holds the professional designation of Certified Public Accountant.

                             AUDIT COMMITTEE REPORT


         THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR "FILED" OR INCORPORATED BY REFERENCE IN FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SUBJECT TO THE LIABILITIES OF
SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO A DOCUMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         The Audit Committee consists of Mr. Wilson and Mr. Williamson, each of whom is a member of the board of directors. Mr. Wilson qualifies as an "independent director" under Rule 4200 (a)(14) of the Marketplace Rules of the National Association of Securities Dealers. On November 1, 1999, we entered into a consulting agreement with Barry A. Williamson. The agreement called for Mr. Williamson to provide us consulting services on a month to month basis at the rate of $12,500 per month. On June 30, 2000, the consulting agreement was amended to a rate of $6,250 per month. The agreement was terminated by mutual consent effective February 28, 2001.

         The committee is responsible for recommending, on an annual basis, the independent accountants to be hired by the board of directors as our auditor and our subsidiaries' auditors. The committee also reviews the arrangements for and the results of the auditors' audit of our books, records and internal accounting control procedures.

         During the current year, the committee met four times, and the committee chair, Mr. Wilson, as representative of the committee, discussed the interim financial information contained in each quarterly report with management. In addition, we discussed with KPMG LLP our Quarterly Reports on Form 10-Q prior to filing with the Securities and Exchange Commission.

         The committee has discussed and reviewed with management our audited consolidated financial statements for the year ended December 31, 2001. The committee has received from and discussed with KPMG LLP the information related to the matters required to be discussed by Statement on Auditing Standards No. 61.

         The committee has received and reviewed the required disclosures and the assertion from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence and the compatibility of non-audit services rendered by KPMG LLP with its independence.

         Based on these reviews and discussions, the committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2001, be included in our Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Clark N. Wilson, Chairman
Barry A. Williamson

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The following is a report of the Compensation Committee of our board of directors describing the compensation policies applicable to our executive officers during 2001. The Compensation Committee was formed in May 2000, and consists of Barry A. Williamson and Clark N. Wilson. The Compensation Committee met three times in fiscal year 2001.

         OVERALL OBJECTIVES:

         The Compensation Committee developed a compensation program for executives and key employees designed to meet the following goals:

         o Attracting, retaining and motivating highly qualified and committed executive officers;

         o Using the competitive employment marketplace as a guide to assessing and establishing compensation levels;

         o Determining total compensation to a meaningful degree by returns to our stockholders;

         o Exercising appropriate discretion and judgment in making individual compensation determinations based on the performance and particular employment position of the affected executive officer, our current economic and business circumstances and prevailing conditions in the marketplace; and

         o Encouraging executive officers to obtain and retain an equity stake in our company.

         To meet these objectives, the Compensation Committee studied competitive compensation data and implemented the base salary and annual and long-term incentive programs discussed below.

         EXECUTIVE COMPENSATION GENERALLY

         Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives and how the executive might contribute to our future success and in certain circumstances the broker commissions earned by the executive. We also consider our financial performance and the compensation levels at other companies in the Austin market.

         CORPORATE PERFORMANCE AND TOTAL COMPENSATION

         The economic downturn during 2000 provided us with the opportunity to further refine our business model and effectively manage our business. The cost reductions implemented during 2000 began to provide positive cash flow results during 2001 and allowed us to streamline our operations. Additional cost reductions were realized as we refocused on our core business of providing investment opportunities to institutions, and by reducing costly research and market making support to an increasingly conservative retail clientele base. The actions of the Federal Reserve during 2001 also provided stimulus for our government bond trading desk. As interest rates continued to decline during 2001, many institutions found themselves purchasing mortgage-backed securities as their investment pools experienced significant prepayments. This activity resulted in positive recorded revenue for the government bond sector.

         On December 31, 2001, we had approximately 55 employees, which was approximately the same number as on December 31, 2000. Of these employees, 39 work in sales, 5 in trading, 4 in research and investment banking and the remaining employees perform management and administrative functions. It is our goal to use the sales support functions that are currently in place to support additional sales staff for revenue growth opportunities. We believe that taking advantage of the infrastructure currently in place will allow an increase in productivity in the sales area with minimal additional support cost.

         During fiscal 2001, executive compensation consisted of four components: (a) salary; (b) bonus; (c) commissions; and (d) awards under our stock option plan.

         Salary

         In order to achieve our long term goals mentioned above, we reduced the base salaries of our executive officers. As a result of these reductions, these salaries were below the average base salaries for comparable positions within the Austin market.

         Bonus

         We structure our incentive bonuses to encourage achievement of our performance goals with cash compensation awards based on our performance. In 2001, we increased quarterly bonus payments to our research analysts based upon our increased quarterly performance. Our administrative and management personnel were only eligible for annual performance bonuses, which were paid in the first quarter of 2002. Annual performance bonuses for administrative and management personnel increased from 2000 levels as a result of increased revenues and profit margins in 2001.

         Commissions

         Several of our executive officers are also stockbrokers who actively trade securities for Tejas Securities, our primary operating subsidiary. As a result, these officers are paid commissions based upon the number and size of trades they make during the year. The executive officers, like the rest of our brokers, are paid commissions on a monthly basis.

         Stock Option Plan

         In October 1999, our board of directors adopted a stock option plan to strengthen our ability to attract, motivate, compensate and retain employees, directors and consultants by providing a means for such persons to acquire a proprietary interest in us and to participate in our growth through ownership of our common stock. The Stock Option Committee administers the stock option plan, provided, however, that the board of directors may also take all actions to administer the plan, including granting options. The Stock Option Committee recommended, and the board of directors approved, an award of options to selected executives under the stock option plan, based on the ability of such individuals to impact our long-term success. In 2001, we granted employees options to purchase an aggregate of 160,000 shares of common stock, all of which were issued under the Stock Option Plan. No stock options have been issued for the three months ended March 31, 2002.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         During fiscal year 2001, our chief executive officer was paid based on his earned broker commissions only and did not receive a base salary. This is the same as the compensation package for fiscal year 2000. For fiscal year 2001, our chief executive officer's total salary, bonus and commissions was $3,348,259, compared with a total of $1,983,699 in fiscal year 2000.

         TAX CODE CONCERNS

         Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis and, if certain requirements prescribed by the code are satisfied, other performance based compensation. At this time, we believe that the deduction disallowance prescribed by Section 162(m) does not apply to us.

         CONCLUSION

         Through the compensation programs described above, a significant portion of our compensation program is contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in higher variable compensation for a particular period.

         Members of the Compensation Committee:

         Barry A. Williamson, Chairman
         Clark N. Wilson

                                PERFORMANCE GRAPH

                    Comparison of Cumulative Total Return(1)
                 Westech Capital Corp., Standard and Poor's 500,
                     Standard and Poor's Small Cap 600, and
                      Westech Capital Corp.'s Peer Group(2)




                         [Line Graph Performance Chart]


                                                 March 13, 2000               December 2000                December 2001
                                                 --------------               -------------                -------------
Westech Capital Corp.                             $  100.00                     $  68.75                     $  25.00
S&P 500                                              100.00                        97.54                        85.95
S&P SMALLCAP 600                                     100.00                       109.52                       116.68
Peer Group                                           100.00                        49.87                        47.65

----------

(1) Assumes $100.00 invested on March 13, 2000 and dividends reinvested. Historical performance does not predict future results.

(2) Due to consolidation in our industry, our peer group has changed since December 31, 2000. Our peer group for the 2001 fiscal year consists of Detwiler, Mitchell & Co., Firebrand Financial Group, Inc., First Albany Companies Inc., First Montauk Financial Corp., Gilman + Ciocia, Inc., Global Capital Partners Inc., Hoenig Group Inc., International Assets Holding Corporation, Kent Financial Services, Inc., Kirlin Holding Corp., Ladenburg Thalmann Financial Services Inc., Laidlaw Global Corporation, Maxcor Financial Group Inc., M. H. Meyerson & Co., Inc., MFC Bancorp Ltd., New Valley Corporation, Olympic Cascade Financial Corporation, Paulson Capital Corp., Siebert Financial Corp., Stifel Financial Corp., Stockwalk Group, Inc., The Ziegler Companies, Inc.

                         EXECUTIVE OFFICER COMPENSATION

         The following table sets forth information concerning compensation of our chief executive officer and other highly compensated executive officers whose salary and bonuses exceeded $100,000 for the year ended December 31, 2001, the "named executive officers."

                                                                            FORGIVEN
 NAME AND PRINCIPAL POSITION      YEAR      SALARY(1)         BONUS            DEBT        COMMISSIONS
 ---------------------------      ----     -----------     -----------     -----------     -----------
John J. Gorman                    2001     $         0     $   250,000     $         0     $ 3,348,259
  Chairman and Chief              2000               0               0               0       1,983,699
  Executive Officer               1999               0               0               0       5,850,050

Charles H. Mayer(2)               2001         225,000          15,000          50,000               0
  President and Chief             2000         153,000         200,000               0               0
  Operating Officer               1999          66,667          25,000               0               0

Robert E. Gillette(3)             2001          16,000               0           1,667         242,287
  Secretary                       2000          80,000               0           5,000         244,771
                                  1999          72,000               0               0         504,659

Kurt J. Rechner(3)                2001         150,000          65,000               0               0
  Chief Financial                 2000         146,731          46,000               0               0
  Officer/Treasurer               1999               0               0               0               0

----------

(1) Does not include certain prerequisites and other personal benefits that are standard in the industry and have a total value of less than 10% of the total annual salary, bonus and commissions reported for the named executive officer.

(2)      Mr. Mayer became the President on December 14, 2000.

(3) Mr. Gillette acted as the Treasurer from January 2000 to September 20, 2000, at which point Mr. Rechner was appointed Treasurer.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity, other than our subsidiaries, of which an executive officer served on our Compensation Committee or board of directors.

                           OPTION GRANTS AND EXERCISES

         The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2001 to the named executive officers. No stock appreciation rights were granted during 2001.

                                                                                                 POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED ANNUAL
                                                                                                 RATES OF STOCK PRICE
                                                                                               APPRECIATION FOR OPTION
                                              INDIVIDUAL GRANTS                                        TERM(3)
                          -----------------------------------------------------------------    -------------------------
                           NUMBER OF        % OF TOTAL
                          SECURITIES         OPTIONS
                          UNDERLYING        GRANTED TO        EXERCISE
                           OPTIONS         EMPLOYEES FOR       PRICE
        NAME              GRANTED(1)       FISCAL YEAR(2)     ($/SHARE)     EXPIRATION DATE         5%          10%
        ----              ----------       --------------     ---------     ---------------      -------     --------
John J. Gorman             100,000             62.50%           $2.50        July 19, 2006       $69,070     $152,628
Charles H. Mayer            50,000             31.25%            2.50        July 19, 2006       $34,535     $ 76,314
Kurt J. Rechner             10,000              6.25%            2.50        July 19, 2006       $ 6,907     $ 15,263
Robert E. Gillette              --                --               --                   --            --           --

----------

(1)      All of the options were immediately exercisable on July 19, 2001.

(2) In 2001, we granted employees options to purchase an aggregate of 160,000 shares of common stock, all of which were issued under the Stock Option Plan.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are based on the assumption that the exercise price was the fair market value of the shares on the date of the grant.

         There is no assurance provided to any executive officer or any other holder of our securities that the actual price appreciation over the 5 year option term will be at the assumed 5% and 10% levels or at any other defined level.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


         The following table provides information concerning unexercised options held as of December 31, 2001, by the named executive officers. No options were exercised during this period.

                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                               OPTIONS AT                    IN-THE-MONEY OPTIONS AT
                                            DECEMBER 31, 2001                  DECEMBER 31, 2001(1)
                                      -----------------------------       ----------------------------
                     NAME             EXERCISABLE     UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
                     ----             -----------     -------------       -----------    -------------
              John J. Gorman             146,667          13,333            $  250,000        $ --
              Charles H. Mayer           139,563           5,000            $  187,063        $ --
              Kurt J. Rechner             11,667           3,333            $   25,000        $ --
              Robert E. Gillette              --              --            $       --        $ --

----------

(1) The amount set forth represents the difference between the fair market value of the underlying stock on December 31, 2001 and the exercise price of the option. The fair market value was determined by the closing price of $5.00 per share on December 31, 2001.

                     WESTECH CAPITAL CORP. STOCK OPTION PLAN

         In October 1999, we adopted a stock option plan to strengthen our ability to attract, motivate, compensate and retain employees, directors, and consultants by providing a means for such persons to acquire a proprietary interest in the company and to participate in its growth through ownership of our common stock. The Compensation Committee of the board of directors administers the Stock Option Plan, provided, however, that the board of directors may also take all actions to administer the Stock Option Plan, including granting options.

SHARES SUBJECT TO THE PLAN

         Under the Stock Option Plan, we can grant awards consisting of either incentive stock options or nonqualified stock options not to exceed 400,000 shares of the company's common stock. That number will be adjusted automatically if the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the company or of another corporation, by reason of reorganization, split, combination of shares, or a dividend payable in common stock. Equitable adjustments to the number of shares subject to each award and to the payment required to obtain such shares will also be made so that the same proportion of shares will be subject to the award and the aggregate consideration to acquire all shares subject to the award will remain as it was prior to the re-capitalization.

         For the year ended December 31, 2001, we granted options under the Stock Option Plan to acquire 160,000 shares of common stock, none of which had been exercised, forfeited or canceled during the year. We had 365,000 options outstanding under the Stock Option Plan as of December 31, 2001. For the year ended December 31, 2000, we granted options under the Stock Option Plan to acquire 151,500 shares of common stock, none of which had been exercised during 2000 or 2001. Of the options granted, 39,000 options and 35,000 options were canceled or forfeited during 2000 and 2001, respectively, due to employee terminations. We had 240,000 options outstanding as of December 31, 2000. For the year ended December 31, 1999, we granted options under the Stock Option Plan to acquire 142,500 shares of common stock, none of which had been exercised during 1999, 2000 or 2001. Of the options granted, 15,000 options were canceled or forfeited during 2000 due to employee terminations.

ELIGIBILITY

         All of the company's and its subsidiaries' employees, directors and consultants are eligible to receive awards under the Stock Option Plan, but only employees are eligible to receive incentive stock options. The Compensation Committee, as administrator of the Stock Option Plan, determines the persons to whom stock option awards are to be granted; whether an option shall be an incentive stock option or nonqualified stock option or both; the number of shares of our common stock subject to each grant; and the time or times at which stock option awards will be granted and the time or times of the exercise period, which shall not exceed the maximum period described below.

TYPES OF AWARDS

         Options granted under the Stock Option Plan may be either options that are intended to qualify for treatment as "incentive stock options" under Section 422 of the Internal Revenue Code or options that are not, which are "nonqualified stock options". The exercise price of incentive stock options must be at least the fair market value of a share of the common stock on the date of grant, and not less than 110% of the fair market value in the case of an incentive stock option granted to an optionee owning 10% or more of the common stock. The aggregate fair market value of common stock (calculated on the date of grant) with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The term of an option may not exceed ten years (or five years in the case of an incentive stock option granted to an optionee owning 10% or more of the company's common stock).

TERMINATION OF AWARDS

         The Stock Option Plan limits the time during which a holder of an option can exercise an option to no more than ten years. In addition, an optionee who leaves our employment will generally have no more than three months to exercise an option, reduced to no days after employment is terminated for cause, and additional rules apply to cases of death and disability. Upon the occurrence of certain events which constitute a change of control, all granted options shall become exercisable during the period beginning on the date of the occurrence of the change of control and ending sixty days later. The Compensation Committee may, however, override the Stock Option Plan's rules, other than the ten year limit. We cannot grant additional options under the Stock Option Plan after October 15, 2009, the tenth anniversary of its adoption.

AMENDMENTS TO OUR STOCK OPTION PLAN

         The board of directors may amend or terminate the Stock Option Plan, as long as no amendment or termination affects options previously granted. However, the plan requires stockholder approval of any amendment that increases the number of shares available under the plan which may be issued as incentive stock options or that modify the requirements as to eligibility to receive incentive stock options under the plan. On October 3, 2000, stockholders of the company approved the board of directors' recommendation to increase the number of options available under the Stock Option Plan from 300,000 to 400,000 shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information with respect to ownership of our common stock at the record date for:

         o each beneficial owner of five percent or more of the common stock;

         o        each director;

         o        each of the named executive officers; and

         o        all directors and officers as a group.

         Except as indicated on the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options exercisable on or before July 23, 2002, are included as shares beneficially owned. For purposes of calculating percent ownership as of May 24, 2002, 1,512,024 shares were issued and outstanding and, for any individual who beneficially owns shares represented by options exercisable on or before July 23, 2002, these shares are treated as if outstanding for that person but not for any other person.

                                                                                  PERCENT BENEFICIALLY
             NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER                    OWNED
             ------------------------------------               ------            --------------------
             John J. Gorman (1)(2)                              752,576                  45.19%
             Charles H. Mayer (1)(3)                            185,291                  11.20%
             Kurt J. Rechner (1)(4)                              13,344                       *
             Jay W. Van Ert (1)(5)                              152,050                   9.81%
             Joseph F. Moran (1)(6)                             264,928                  17.33%
             John R. Ohmstede (7)                                78,944                   5.22%
             Barry A. Williamson (8)                             10,000                       *
             Clark N. Wilson (8)(9)                              65,856                   4.17%
             All owners of more than five percent,            1,509,645                  77.39%
             officers and directors as a group (10
             total)

----------

         * Less than 1%.

(1) The address for Messrs. Gorman, Mayer, Rechner, Van Ert and Moran is 2700 Via Fortuna, Suite 400, Austin, Texas 78746.

(2) Includes 153,334 shares of common stock issuable pursuant to an option granted under the Stock Option Plan, which are exercisable on or before July 23, 2002.

(3) Includes 80,000 shares of common stock issuable pursuant to options granted under the Stock Option Plan, which are exercisable on or before July 23, 2002. Includes 62,063 shares of common stock issuable pursuant to an option granted outside the Stock Option Plan, which are exercisable on or before July 23, 2002.

(4) Includes 13,334 shares of common stock issuable pursuant to options granted under the Stock Option Plan, which are exercisable on or before July 23, 2002.

(5) Includes 37,500 shares of common stock issuable pursuant to options granted under the Stock Option Plan, which are exercisable on or before July 23, 2002.

(6) Includes 16,666 shares of common stock issuable pursuant to options granted under the Stock Option Plan, which are exercisable on or before July 23, 2002.

(7)      The address for Mr. Ohmstede is 5905 Overlook Drive, Austin, Texas
         78731.

(8) Includes 10,000 shares of common stock issuable pursuant to options granted under the Stock Option Plan which are exercisable on or before July 23, 2002.

(9) Includes 55,856 shares of common stock issuable pursuant to an option granted outside the Stock Option Plan, which are exercisable on or before July 23, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         SALE LEASEBACK

         In September 1997, Tejas Securities entered into a sale-leaseback transaction with Sandy Hook Management, a company owned by Charles Mayer, a member of the board of directors. Sandy Hook Management purchased the assets for $204,268 from the company. The company purchased the assets from June 1995 through September 1997 for a total cost of $272,072. The book value of the assets as of the date of the transaction was determined in accordance with accounting principles generally accepted in the United States of America, including depreciation calculated by the straight-line method. The previous Chief Financial Officer of the company made the determination of the book value. Under the terms of this transaction, the company agreed to lease the furniture and fixtures commencing in October 1998 through September 2000.

         LINE OF CREDIT

         The company received a $1,500,000 line of credit from its bank in June 2000. In exchange for the line of credit, John Gorman provided the bank with a personal guarantee, as collateral should the company default on its obligation.

         NOTES PAYABLE

         The company issued term short-term demand notes in November 2000 in exchange for $500,000 from John Gorman, Chairman and Chief Executive Officer and $250,000 from Charles Mayer, President and Chief Operating Officer.

         SUBORDINATED DEBT

         The company issued subordinated debt in September 1998 in exchange for $500,000 from Clark Wilson, a current member of the Board of Directors.

         The company completed the second issuance of subordinated debt in June 1999 in exchange for $500,000 from Clark Wilson.

         TSG INTERNET FUND I, LTD.

         In April 1999, John Gorman, Jay Van Ert, Joseph Moran and Clark Wilson, along with three other owners of less than 5% of the company, established TSG Capital, LLC, a Texas limited liability company, for the purpose of acting as of TSG Internet Fund I, Ltd. In addition to the investment in the general partner, Messrs. Gorman, Van Ert, Moran and Wilson invested as limited partners in the fund. Their contributions were as follows: Mr. Gorman $200,000; Mr. Van Ert $120,520; Mr. Moran $200,000; and Mr. Wilson $100,000. John Ohmstede, a beneficial owner of more than 5% of the company, also invested $200,000 in the fund as a limited partner through a trust. The total capital contribution by the general partner was less than $50,000.

         TSG Capital, LLC acted as the general partner of the fund and had no other operations. The managers and principal executive officers included two officers of the company. The general partner received a management fee equal to ..375% of the average monthly net asset value of the fund after the end of a fiscal quarter. In addition, the general partner received a performance fee equal to 20% of the annual net profits of the fund after the end of each fiscal year. These fees were in turn paid to the company in exchange for providing services to the general partner for investment management, compliance and accounting and reporting.

         The company recognized $734,154 of income during 1999 from the fund comprised of management fees of $34,066 and a performance fee of $700,088. The company converted the $700,088 performance fee to an additional equity ownership in the fund as of December 31, 1999. During 2000, the company recognized approximately $79,000 in management fees. The general partner did not earn a performance fee in 2000.

         The fund engaged the company to solicit subscriptions for the initial $2,500,000 private placement of limited partnership interests in the fund. In exchange for acting as the placement agent, the company received a placement agent fee equal to 5% of the total initial capital contributions to the fund. The total placement agent fee equaled approximately $136,000 and was paid in May 1999. In 2000, the fund once again engaged the company to solicit subscriptions for a secondary private placement of limited partnership interests. In exchange for acting as the placement agent, the company received placement fees totaling approximately $230,000 for the year ended December 31, 2000.

         On December 1, 2000, the general partner elected to dissolve and liquidate the fund effective December 15, 2000.

         OFFICER AND DIRECTOR RECEIVABLES

         During 1999, Tejas Securities received a $200,000 note from Charles Mayer in conjunction with his employment agreement. The note bears no interest and was due on demand if Mr. Mayer resigned as an employee of the company prior to December 31, 2000. In October 2000, the note was transferred to the company at cost. In January 2001, Mr. Mayer's employment agreement was modified to allow the company to forgive the $200,000 note in equal installments of $50,000 per year for the years 2001, 2002, 2003 and 2004, as long as Mr. Mayer remains an employee. Additionally, Mr. Mayer forfeited his guaranteed annual bonus of $200,000 for the year 2000.

         SALE OF STOCK TO EMPLOYEES

         In April 1999, we issued 249,932 shares of our common stock (1,006,975 shares of Tejas Securities common stock before the exchange ratio) with a value of $704,000 to employees and management of the company. Of the shares issued, 24,825 shares (100,000 shares of Tejas Securities) were issued to a director and executive officer. An additional 65,000 shares of Tejas Securities common stock were issued to executive officers of the company. The shares were converted to company shares of common stock in August 2001. The transaction was recorded as a stock subscription receivable, and was collected in full by August 1999. The following reflects the April 1999 issuance of common stock to directors or executive officers of the company:

                                  TEJAS
                                SECURITIES       COMPANY
                                  SHARES          SHARES      SUBSCRIPTION
DIRECTOR/EXECUTIVE OFFICER      SUBSCRIBED       CONVERTED       PRICE
--------------------------      ----------       ---------    ------------
John J. Gorman                    100,000          24,825     $    70,000
Robert E. Gillette                 40,000           9,930     $    28,000
John F. Garber                     25,000           6,206     $    17,500

         FIRSTMARK CORP.

         In November 2001, John Gorman and Charles Mayer were named to the board of directors of Firstmark Corp. Additionally, Kurt Rechner was appointed the Chief Financial Officer of Firstmark. Currently John Gorman owns and controls common stock in Firstmark Corp. with a value in excess of $220,000. In addition, John Gorman may be deemed to control stock in Firstmark worth approximately $390,000, which is owned directly by the company. In November 2001, the company entered into a Service Agreement with Firstmark to provide management support services for $5,000 per month for an initial term of one year.

         GRO-VEST MANAGEMENT

         In October 2001, John Gorman acquired the right to receive payment of a liability of the company in the amount of $121,000 originally payable to Gro-Vest Management. The liability originated from the acquisition of the company.

         COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2001 were timely made.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                TO DECREASE THE TOTAL NUMBER OF SHARES OF COMMON
               STOCK WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE
                          FROM 50,000,000 TO 10,000,000
                                (PROPOSAL NO. 2)

         GENERAL

         Our board of directors has declared advisable, authorized and approved, and recommends to stockholders that they consider and approve, an amendment to our certificate of incorporation to decrease the total number of shares of common stock which the company has the authority to issue from 50,000,000 shares to 10,000,000 shares as soon as practicable.

         The affirmative vote of a majority of the shares entitled to vote is required to approve the amendment of our certificate of incorporation to decrease the total number of shares of common stock which the company has the authority to issue. If approved, we will amend our certificate of incorporation as provided below. The amendment will be effective upon acceptance of the filing by the Secretary of State of the State of Delaware.

         If there are not sufficient votes to approve the proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the board of directors. However, no proxy voted against the proposal will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the proposal.

         The board of directors recommends that you vote FOR the approval of an amendment to our certificate of incorporation to decrease the total number of shares of common stock which the company has the authority to issue.

         The board of directors believes that the number of shares of our common stock authorized for issuance pursuant to our certificate of incorporation should be decreased from 50,000,000 shares to 10,000,000 shares. The State of Delaware, in which we are incorporated, bases its calculation of our annual franchise tax liability on the number of authorized shares of our common stock. A decrease in the number of authorized shares of common stock will result in a reduction in our annual franchise tax liability. In addition to reducing our annual franchise tax liability, we believe decreasing the number of shares of common stock authorized for issuance to 10,000,000 decreases the potential for dilution to our stockholders while continuing to provide those shares needed for grant pursuant to our Stock Option Plan and for other corporate matters.

                        SELECTION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

         The board of directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at our 2002 annual meeting. KPMG LLP has been the independent auditor for our primary operating subsidiary, Tejas Securities since its inception in 1994. Effective with the reverse merger between Tejas Securities and us on August 27, 1999, KPMG LLP replaced Scott & Guilfoyle as the independent accountants engaged to audit our consolidated financial statements.

         We expect a representative of KPMG LLP to attend the meeting, respond to appropriate questions and be given an opportunity to make a statement if they desire to do so.

         The board of directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2002.

         The following table lists the fees charged by KPMG LLP for audit services including, without limitation, the audit of our consolidated financial statements for the fiscal year ended December 31, 2001 and review of consolidated financial statements to be included in our quarterly reports on Form 10-Q, financial information system design and implementation services, and all other non-audit services:

         Audit Fees                                                             $   60,250
                                                                                ==========
         Financial Information System Design and Implementation Fees:           $      -0-
                                                                                ==========
         All Other Fees (consisting of tax services)                            $   37,950
                                                                                ==========


         Our audit committee has considered whether the provision by KPMG LLP of other services is compatible with maintaining KPMG LLP's independence.

        STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2003 ANNUAL MEETING

         From time to time, stockholders seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for the 2003 annual meeting no later than, December 31, 2001, for possible inclusion in the proxy statement, or prior to March 31, 2003 for possible consideration at the meeting, which is expected to take place on June 13, 2003.

                                 OTHER BUSINESS


         The board of directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment. All other business voted on at the meeting will be decided by the vote of a majority of the shares present in person or by proxy at the meeting, except as otherwise provided by law or our certificate of incorporation or bylaws.

                                  ANNUAL REPORT


         Our 2001 Annual Report to Stockholders containing audited consolidated financial statements for fiscal year 2001 and unaudited financial statements for the three month period ended March 31, 2002, has been mailed along with this proxy statement to all stockholders of record as of the close of business on May 24, 2002. Any stockholder that has not received a copy of such annual report may obtain a copy by writing to us at 2700 Via Fortuna, Suite 400, Austin, Texas 78746.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS


         Only one copy of the 2001 Annual Report to Stockholders and this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of our stockholders. We must receive a written request at our corporate offices at 2700 Via Fortuna, Suite 400, Austin, Texas 78746 from a stockholder at a shared address with another stockholder to receive an additional copy of our 2000 Annual Report and this proxy statement. In addition, we must also receive a written request at our corporate offices at 2700 Via Fortuna, Suite 400 Austin, Texas 78746 from stockholders at a shared address who are receiving multiple copies of our 2001 Annual Report and this proxy statement to receive a single copy of our 2001 Annual Report and this proxy statement. These aforementioned requests can also be made orally by calling our corporate offices at (512) 306-8222.

                              WESTECH CAPITAL CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         By my signature below, I revoke all previous proxies and appoint Charles H. Mayer and John J. Gorman, or either of them as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Westech Capital Corp. that I held of record on May 24, 2002 at the Annual Meeting of Shareholders to be held at 4 p.m. on June 12, 2002, at the corporate offices of Westech, located at 2700 Via Fortuna, Suite 400, Austin, Texas, or any adjournments thereof.

                   PLEASE VOTE BY FILLING IN THE BOXES BELOW.

PROPOSALS:

                                                                               FOR                   WITHHOLD
                                                                       all nominees listed          authority
                                                                        (except as marked        to vote for all
                                                                     to the contrary below)          nominees

1.      To elect the four nominees specified below as directors:               [ ]                     [ ]

              a.    John J. Gorman
              b.    Charles H. Mayer
              c.    Barry A. Williamson
              d.    Clark N. Wilson

        (Instruction: To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) on the line below.)

                                                                          FOR          AGAINST        ABSTAIN
2.      To adopt an Amendment to the Westech Capital Corp.                [ ]            [ ]            [ ]
        Certificate of Incorporation to decrease the total number
        of shares of common stock which the company has the
        authority to issue from 50,000,000 to 10,000,000.

3.      To ratify the appointment of KPMG LLP as independent              [ ]            [ ]            [ ]
        auditors.

4.      Authority for the Proxies to vote upon any other business         [ ]            [ ]            [ ]
        that may properly come before the meeting or any
        adjournment.

If you execute and return this Proxy it will be voted in the manner you have indicated above. IF YOU EXECUTE AND RETURN THIS PROXY WITHOUT INDICATING ANY VOTING PREFERENCE, THIS PROXY WILL BE VOTED FOR ALL FOUR OF THE PROPOSALS. IF YOU EXECUTE THIS PROXY IN A MANNER THAT DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEES, AUTHORITY TO VOTE FOR THE NOMINEES WILL BE DEEMED GRANTED. The Proxy tabulator can not vote your shares unless you sign and return this card.

COMMENTS:
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                        SIGNATURE(s)                            DATE
                                     --------------------------     ------------

                        SIGNATURE(s)                            DATE
                                     --------------------------     ------------


NOTE: Please sign exactly as your name appears on this Proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such.